Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-54690) pertaining to the Healthaxis Inc. 2000 Stock Option Plan, (Form S-8 No. 333-83091) pertaining to the Provident American Corporation Amended And Restated Stock Option Plan For Directors, (Form S-3 No. 333-33842) for the registration of 5,180,864 shares of its common stock, (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-30256) pertaining to the Healthaxis.com, Inc. Amended and Restated 1998 Stock Option Plan, (Form S-3 No. 333-118766, Amendment No. 1) for the registration of 4,910,020 shares of its common stock, (Form S-3 No. 333-126146, Amendment No. 3) for the registration of 2,277,777 shares of its common stock, and (Form S-8 No. 333-133955) pertaining to the Healthaxis Inc. 2005 Stock Incentive Plan, of our report, dated March 27, 2008, relating to our audits of the consolidated financial statements, included in this Annual Report  on Form 10-K of Healthaxis Inc. and Subsidiaries  for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP

Dallas, Texas

March 27, 2008